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                       DATED THIS 28TH DAY OF AUGUST 1996


                                     BETWEEN


                         SEMICONDUCTOR ALLIANCE PTE LTD

                                       AND

                    SEMICONDUCTOR PACKAGING MATERIALS CO. INC


                                       AND

                  INTERNATIONAL SEMICONDUCTOR PRODUCTS PTE LTD

                                       AND

                       THE PARTIES WHOSE NAMES ARE STATED
                         IN SCHEDULE 4 OF THIS AGREEMENT



                 ===============================================

                             JOINT VENTURE AGREEMENT

                 ===============================================




                                MESSRS KOH & CHOO
                             ADVOCATES & SOLICITORS
                                    SINGAPORE
                               (KK/CYL/ts/3409/96)



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        This Agreement is made on the 28th day of August 1996.

BETWEEN

(1) Semiconductor Alliance Pte Ltd, a company incorporated in Singapore with its registered office at 135 Middle Road #05-13/14, Bylands Building, Singapore 188975; ("SCA");

(2) Semiconductor Packaging Materials Co., Inc., a company incorporated in Delaware, United States of America with its principal place of business at 431 Fayette Avenue, Mamaroneck, New York 10543, U.S.A, ("SPM");

(3) International Semiconductor Products Pte Ltd, a company incorporated in Singapore with its registered office at 135 Middle Road #05-13/14, Bylands Building, Singapore 188975, (the "Company" or "ISP"); and

(4) the parties whose names and addresses are stated at Schedule 4 of this Agreement.

WHEREAS

(A) SCA and SPM are desirous of establishing and operating a joint venture company in Singapore for the primary purpose of carrying on the Business (as defined below).

(B) The parties referred to in Schedule 4 are selected directors and/or officers and/or shareholders of SCA and SPM and/or its subsidiary ASP and are executing this Agreement in order to be bound by clause 8 hereof.

(C) For the purpose of cooperatively carrying out the aforesaid desire SCA has procured the formation of the Company with an authorised share capital of S$100,000.00 divided into 100,000.00 ordinary shares of S$1.00 each and an initial and paid-up capital of S$2.00.

(D) SCA is beneficially entitled to the 2 ordinary shares in the Company constituting the initial issued and paid-up capital of $2.00 which are held by the nominees of SCA.

(E) To give effect to the intention of the parties hereto as hereinbefore recited, and to regulate their relationship inter se as shareholders in the Company in the conduct of the Business and affairs of the Company in the spirit of mutual confidence and co-operation, the parties hereto have agreed to enter into this Agreement on the terms and conditions hereinafter set out.

IT IS AGREED as follows:-

1.      DEFINITIONS AND INTERPRETATION


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(A)     Definitions

        In this Agreement and the Schedules, unless the subject or context otherwise requires, the following words and expressions shall have the following meanings respectively ascribed to them:-

        "Act" means the Companies Act, Chapter 50;

        "Articles" means the articles of association for the time being of the Company;

        "Auditors" means the auditors for the time being of the Company;

        "ASP" means American Silicon Products, Inc., a corporation incorporated in the United States of America with its place of business at 15 Clarkson Street, Providence, Rhode Island, 02908, U.S.A;

        "Board" means the board of Directors for the time being of the Company;

        "Business"   means  the  business  of  polishing  and   reclamation   of
        semiconductor wafers and the brokering of semiconductor wafers used in the electronics industry;

        "Control" and any form thereof, such as Controlling means the possession by one person, directly or indirectly through one or more intermediaries, of the power to direct or cause the direction of the management or policies of another person; with respect to a corporation such power may be evidenced by the right to exercise, directly or indirectly, more than 50% of the voting rights attributable to the shares or interest of such corporation, partnership or other body corporate;

        "Directors" means the directors for the time being of the Company;

        "Exchange Rate" means the rate of exchange between the US$ and the S$ as published by the Asian Wall Street Journal;

        "Expert" means an independent merchant bank of international repute who shall be nominated by agreement between the Shareholders or failing such nomination within 14 days after the request of any Shareholder to the others therefor, nominated at the request of any Shareholder by the Chairman of the Singapore International Arbitration Centre;

        "Intellectual Property Rights" means any patent, copyright, registered design and unregistered designs, trade name, trade mark, logo, trade dress, or other similar industrial, commercial or intellectual property rights wherever in the world enforceable;

        "Knowhow" means all industrial, marketing and commercial information and techniques including without limitation to the foregoing, drawings, formulae, test

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        reports,  operating and testing procedures,  instruction manuals, tables
        of   operating   conditions,   administrative   procedures,   lists  and
        particulars of customers, marketing methods and procedures, advertising copy and computer software programmes relating to and/or used in connection with the Business;

        "Memorandum" means the memorandum of association for the time being of the Company;

        "Related Party" means in relation to any person, a person directly or indirectly (through one or more intermediaries) Controlling, Controlled by or under common Control with that person;

        "Shareholders" means SCA, SPM and any other person holding shares in the capital of the Company who shall have executed a deed of ratification and accession pursuant to clause 6(C);

        "Scheduled Board Meetings" means Board meetings referred to in clause 3(I);

        'Specified Sum" means the sum of US$4,000,000.00 less S$100,000.00;

        "SCA  Directors"  means  Directors  nominated in accordance  with clause
        3B(i);

        "SPM Directors" means Directors nominated in accordance with clause 3B(ii);

        "S$" means the lawful currency of Singapore;

        "Territories" means all the countries listed in Schedule 1;

        "Unscheduled Board Meetings" means Board meetings referred to in clause 3(J); and

        "US$" means the lawful currency of the United States of America.

(B)     Interpretation

(i)     Any reference in this Agreement to:-

        (a) "clauses","paragraphs" "sub-paragraphs", and "schedules" are to the clauses, paragraphs and sub-paragraphs of, and the schedules to, this Agreement; and

        (b) "financial year" means a period in respect of which an audited profit and loss account of the Company has or is to be prepared for the purpose of laying before the Company at its annual general meeting, whether that period is a year or not. The accounting reference date of the Company shall be the first of January of each calendar year.

(ii) The headings are for convenience only and shall not affect the interpretation

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        of this Agreement.

(iii) The schedules form a material part to this Agreement and all references to the this Agreement shall include references to the schedules.

(iv) Unless the context otherwise requires or permits, references to the singular number shall include references to the plural number and vice versa; references to natural persons shall include bodies corporate and incorporate and vice versa; and words denoting any gender shall include all genders.

(v) The expression "related corporation" shall bear the meaning ascribed thereto in Section 6 of the Act.

(vi) All references to time, days of the week and calendar months are references to Singapore time, days and calendar months.

2.      COMPLETION

        On or before 5 September 96, or such other date as SCA and SPM shall agree in writing, SCA and SPM shall each take or cause to be taken the following steps at Directors' and Shareholders' meetings of the Company (as appropriate):-

        (i) the appointment of each of Messrs Andrew A. Lozyniak, Gilbert Raker ("SPM Directors") and Dr. Freddy Goh Hin Choon and Mr Lee Boon Leng ("SCA Directors") as Directors;

        (ii) the transfer of the 2 subscriber shares of S$1.00 each from the nominee shareholders of the Company to SCA;

        (iii) the subscription by each of SCA and SPM for 49,898.00 and 50,100.00 shares of S$1.00 each respectively in the Company at par and the allotment and issue of such shares by the Company to SCA and SPM respectively against payments in full in cash;

        (iv) the appointment of Dr Freddy Goh Hin Choon as Managing Director of the Company and the execution of the Service Agreement on the terms appearing on Schedule 2; and

        (v) the resignations of the nominee Directors Wong Yhui Kong and Low Kok Poo.

        Provided Always that the Shareholders' obligations under paragraph (iii) above shall be conditional upon the execution, by ASP and the Company, of the Intellectual Property License Agreement referred to in clause 14. In the event of the execution of the Intellectual Property License Agreement after 5 September 96, the date for the subscription by the Shareholders of shares in the Company referred to in paragraph (iii) above shall be agreed in writing

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        between SCA and SPM and in any event unless otherwise agreed in writing, shall be no later than the 7th day after the execution of the Intellectual Property License Agreement.


3.      BOARD OF DIRECTORS

(A)     Number

        Unless otherwise unanimously agreed upon by the Shareholders in writing, the Board shall consist of 4 Directors.

(B)     Composition

        Save as hereinafter provided, the Board shall comprise:-

        (i) 2 persons nominated by SCA for the time being as Directors (who shall be designated as "SCA" Directors); and

        (ii) 2 persons nominated by SPM for the time being as Directors (who shall be designated as "SPM" Directors),

        so long as SCA and SPM shall each hold such numbers of shares for the time being in the total issued share capital of the Company as are not less than a 49.9% : 50.1% ratio respectively.

(C)     Right of Nomination

        The right to nomination conferred on a Shareholder under paragraph (B) above shall include the right of that Shareholder to request the removal at any time from office such person nominated by that Shareholder as a Director and the right of that Shareholder at any time and from time to time to determine the period during which such person shall hold the office of Director.

(D)     Notice in Writing

        Each nomination or request for removal of a Director pursuant to this clause shall be in writing and signed by or on behalf of the Shareholder nominating or requesting the removal of such Director and shall be delivered to the registered office for the time being of the Company.

(E)     Further Director

        Whenever for any reason a person nominated by a Shareholder ceases to be a Director, that Shareholder shall be entitled to nominate forthwith a further Director.

(F)     Alternate Director

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        A  Director  shall be  entitled  to any  time  and from  time to time to appoint any person to act as his alternate and to terminate the appointment of such person and in that connection the provisions of the Articles shall be complied with. Such alternate Director shall be entitled while holding office as such to receive notices of meetings of the Board and to attend and vote as a Director at any such meetings at which the Director appointing him is not present and generally to exercise all the powers, rights, duties and authorities and to perform all functions of his appointor as Director. Further, such alternate Director shall be entitled to exercise his vote of the Director appointing him at any meetings of the Board and if such alternate Director represents more than one Director such alternative Director shall be entitled to one vote for every Director he represents.

(G)     Chairman

        The Chairman of the Board shall be an "SPM" Director, as designated from time to time by SPM. He shall have a second calling or casting vote in meetings of the Board.

(H)     Managing Director

        The Managing Director of the Company shall be an "SCA" Director appointed by SCA. He shall be responsible for the day to day running and management of the business of the Company within the limits imposed by the Board and this Agreement. The first Managing Director of the Company shall be Dr. Freddy Goh Hin Choon. SPM shall be consulted on all subsequent appointments of the post of Managing Director and shall have the right to veto SCA's selection provided that (i) this right is exercised in the best interest of the Company and (ii) SPM shall state the reasons for its objection in writing to SCA.

(I)     Scheduled Board Meetings

(i) Unless otherwise agreed between the "SCA" Directors and the "SPM" Directors, there shall be a monthly telephone Board meeting held in accordance with the procedure described in clause 3(K) on the third Tuesday of every calendar month ("Scheduled Board Meetings"). The first Scheduled Board Meeting shall be held at 8.00 am. on the third Tuesday following 28 August 96. The time for all subsequent Scheduled Board Meetings shall alternate between 8.00 pm and 8.00 am. respectively. The quorum necessary for the transaction of any business of the Company at Scheduled Board Meetings shall be 2 Directors including at least one "SCA" Director and at least one "SPM" Director. All resolutions of the Directors at a Scheduled Board Meeting shall be adopted by a simple majority vote of the Directors present.

(ii) If within 60 minutes from the time appointed for the holding of a Scheduled Board Meeting (but not an adjourned Scheduled Board Meeting) a quorum is not present, then the meeting shall stand adjourned to the same time 72 hours later and if at such adjourned Scheduled Board Meeting a quorum is not

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        present  within 60  minutes  from the time  appointed  for  holding  the meeting, any 2 Directors present shall form a quorum and any resolutions passed thereat shall be considered valid and binding Board resolutions.

(J)     Unscheduled Board Meetings

(i) All meetings of the Board other than those referred to in clause 3(I) shall be Unscheduled Board Meetings. The quorum at an Unscheduled Board Meeting necessary for the transaction of any business of the Company shall be 2 Directors, including at least one "SCA" Director and at least one "SPM" Director. All resolutions of the Directors at an Unscheduled Board Meeting shall be adopted by a simple majority vote of the Directors present.

(ii) With the exception of a Board meeting held in accordance with the clause 3 (K), no Unscheduled Board Meeting shall be held outside Singapore unless with the consent of both the "SCA" Directors and "SPM" Directors.

(iii) No Unscheduled Board Meeting may be held unless 3 days' prior written notice setting out the agenda, time and place of the meeting has been given to all Directors and alternate Directors, including those not present in Singapore, unless all the Directors agree to a shorter period of notice. Such notice may be delivered personally or sent by prepaid registered post (unless it is sent from overseas in which case it shall be sent by telex or facsimile transmission or by Federal Express or similar courier service) or by facsimile transmission addressed to the Directors or alternate Directors to such address or facsimile number as the Directors or alternate Directors shall from time to time notify the company secretary. Meetings conducted in accordance with clause 3(K) below may be convened on such shorter period of notice as both the "SPM" and "SCA" Directors agree. Meetings conducted in accordance with clause 3(K) below may be summoned on verbal notice.

(K)     Telephone Board meetings

        The Directors may (unless otherwise required by the Act), meet together either in person or by telephone, radio conference, television or similar communication by which all persons participating in the meeting are able to hear and be heard by all other participants, for the despatch of business and adjourn and otherwise regulate their meetings as they think fit and the quorum for such teleconference meetings shall be the same as the quorum required by clauses 3 (I) and (J) above. A resolution passed by such a conference shall, notwithstanding that the Directors are not present together at one place at the time of the conference, be deemed to have been passed at a meeting of the Directors held on the day and at the time at which the conference was held and shall be deemed to have been held at the office of the Company, unless otherwise agreed, and all Directors participating at that meeting shall be deemed for all purposes of this Agreement to be present at that meeting.

(L)     Unanimous Consents

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        A resolution in writing  signed by all  Directors  shall be as valid and effectual as if it had been passed at a Board meeting duly called and constituted. Such resolution may be signed in any number of counterparts and shall become effective when one or more counterparts have been signed by all of the Directors.

4.      BUSINESS OF THE COMPANY

(A)     Business

        The Shareholders agree that the Company shall carry on the Business in the Territories and such other businesses as may from time to time be determined by the Board.

(B)     Shareholders' Obligations

        In consideration of the mutual obligations of the Shareholders herein contained, and except as the Shareholders may otherwise agree in writing or save as otherwise provided or contemplated in this Agreement, each of the Shareholders shall exercise its powers in relation to the Company so as to ensure that:-

        (i) the Company carries on its business and conducts its affairs in a proper and efficient manner;

        (ii) the Company, and the Directors appointed by that Shareholder, will comply strictly and expeditiously with the provisions of this Agreement and the Articles;

        (iii) the Business shall be carried on pursuant to the policies set out herein or laid down from time to time by the Board, which shall hold Board meetings in accordance with clauses 3(I) and 3(J) and the Articles;

        (iv) the Company shall cause to be kept full and proper accounting records relating to the business, undertakings and affairs of the Company, which records shall be made available at all reasonable times for inspection by the Directors by prior appointment during office hours;

        (v) the Company shall prepare annual accounts, in each case in accordance with generally accepted accounting principles and in compliance with all applicable legislation in respect of each accounting reference period, and shall procure that such accounts are audited as soon as practicable and shall supply copies of the same both in draft and final form, to each of the Shareholders immediately upon their issue;

        (vi) the Company shall do all that the Auditors may reasonably require by way of keeping records and accounts and provide the Auditors with all such information and explanation as they may reasonably require and

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               otherwise assist the Auditors in all reasonable ways;

        (vii) the Company continues to qualify as resident in Singapore for the purpose of taxation and is not resident elsewhere;

        (viii) the accounting reference date of the Company shall be the 1st of January of each calendar year;

        (ix) an additional set of financial statements be prepared by the Company in conformity with the Generally Accepted Accounting Principles as practised in the United States and with the United States Securities Exchange Commission's requirements to enable SPM to consolidate the Company's financial statements in accordance with United States legal requirements; and

        (x) the Board submits an annual budget for Shareholders' approval by the first day of December of each calendar year.

5.      GENERAL MEETING

(i) No business shall be transacted at any general meeting of the Company unless a quorum of Shareholders is present throughout the meeting; notwithstanding the provisions of the Articles, two Shareholders present in person or by proxy shall be a quorum.

(ii) A resolution in writing signed by all Shareholders shall be as valid and effectual as if it had been passed at a general meeting of the company duly called and constituted. Such resolution may be signed in any number of counterparts and shall become effective when one or more counterparts have been signed by all of Shareholders.

(iii) The Shareholders shall exercise all voting rights and other powers of control available to them in relation to the Company so as to procure (so far as they are able by the exercise of such rights and powers) that the Company shall not without the prior written consent of SCA and SPM or the affirmative votes of SCA and SPM at a general meeting of the Company carry out any of the following:-

        (a) acquiring or disposing any interest in any other company or carrying on any business that is outside the Business;

        (b)    declaring any dividend distribution;

        (c) incurring aggregate capital commitments in excess of the lesser of S$250,000 or 5% of the sum provided in the annual budget for the financial year;

        (d) the creation or redemption of any fixed or floating charge, debenture,

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               mortgage,  lien (other   than a lien arising by operation of law)
               or  other   encumbrance  over  the  whole  or  any  part  of  the
               undertaking, property or assets of the Company;

        (e) the issuance, allotment, grant of option, over any of the Company's unissued share capital or other securities or the reorganisation of its share capital in any way;

        (f) obtaining any loan or the creation of any debt other than the shareholders' loans referred to in clause 7(A)(i);

        (g) terminating any service agreement between the Company and its Managing Director;

        (h)    confirming the remuneration of any Director; and

        (i) confirming the terms of employment of the Managing Director and other key management personnel.


 6.     TRANSFER OF SHARES

(A)     Restrictions on Transfer

(i) No Shareholder shall create or have outstanding any pledge, lien, charge or other encumbrance or security interest on or over any shares in the capital of the Company or any part of its interest in such shares.

(ii) Subject to paragraph (xi) and paragraph (B) below, no Shareholder shall transfer shares held by it in the capital of the Company or otherwise sell, dispose of or deal with all or any part of its interest in such shares unless and until the rights of pre-emption conferred by this clause 6 have been exhausted. It shall be a pre-condition to any share transfer that the transferor shall transfer all but not part of his shares in the capital of the Company.

(iii) Subject to paragraph (B) below, every Shareholder who desires to transfer its shares (the "Transferor") shall give to the Company notice in writing of such desire (a "Transfer Notice"). Subject as hereinafter mentioned, a Transfer Notice shall constitute the Company the Transferor's agent for the sale of all its shares (in the capital of the Company (the "Sale Shares") to the other Shareholder (the "Other Shareholder") at the Purchase Price.

(iv) The Purchase Price shall be the market value of the Sale Shares as at the date of the Transfer Notice as determined by the Expert on the following assumptions and bases:-

        (a) valuing the Sale Shares as on an arm's length sale between a willing vendor and willing purchaser;

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        (b)    if the Company is carrying on business as a going concern, on the assumption that it will continue to do so;

        (c) that the Sale Shares are capable of being transferred without restriction; and

        (d) valuing the Sale Shares as a rateable proportion of the total value of all the issued shares of the Company which value shall not be discounted or enhanced by reference to the number thereof.

        If any difficulty shall arise in applying any of the foregoing assumptions or bases then such difficulty shall be resolved by the Expert in such manner as he shall in his discretion think fit.

        The Company shall procure that the Expert determines the Purchase Price within 21 days of being requested to do so.

        In making such determination, the Expert shall be acting as an expert and not as an arbitrator and his decision shall be binding on all Shareholders.

(v) The costs and expenses of the Expert in determining the Purchase Price shall be borne by the Company.

(vi) Upon receipt of the Expert's written determination of the Purchase Price in writing, the Company shall within 2 days by notice in writing inform the Other Shareholder of the Purchase Price of the Sale Shares and invite the Other Shareholder to apply in writing to the Company within 21 days of the date of despatch of the notice (which date shall be specified therein) for such Sale Shares, subject however to such limitations as may be specified in the Transfer Notice and which the Expert took into account in his valuation.

(vii) If the Other Shareholder shall within the period of 21 days apply for all of the Sale Shares, the Board shall notify in writing the Other Shareholder the place and time (being not earlier than 14 and not later than 28 days after the date of the Other Shareholder's application for the Sale Shares) at which the sale and purchase of the Sale Shares shall be completed.

(viii) Subject to paragraph (vi) above, the Transferor shall be bound to transfer the Sale Shares to the Other Shareholder at the time and place therein specified by the delivery of duly executed transfer forms together with the relative share certificates in respect of the Sale Shares and, if it shall fail to do so, the Chairman of the Company or some other person appointed by the Board shall be deemed to have been appointed attorney of the Transferor with full power to execute, complete and deliver, in the name and on behalf of the Transferor, transfers of the Sale Shares to the Other Shareholder against payment of the price to the Company. On payment of the price to the Company the Other Shareholder shall be deemed to have obtained good quittance for such payment and on execution and delivery of the transfer the Other Shareholder shall be entitled to insist upon its name being entered in the Register of Members as the holder by transfer of the Sale Shares. The Company shall forthwith pay the price into a separate bank account in the Company's name and shall hold such price in trust for the Transferor.

(ix) If the Other Shareholder does not apply to purchase the Sale Shares the Transferor shall be entitled, during the 3 months following the expiry of the said period of 21 days referred to in paragraph (vi) above, to transfer to any third party and at any price (not being less than the Purchase Price fixed under paragraph (iv) above) and on the same terms the Sale Shares.

(x) Notwithstanding paragraph (ix) above, if the Transferor receives a bona fide offer from a third party other than a Related Party (the "Third Party") during the 3 months following the expiry of the said period of 21 days referred to in paragraph (vi) above, to purchase the Sale Shares at a price (the "Third Party Price") less than the Purchase Price and if the Transferor desires to sell the Sale Shares to such Third Party at such Third Party Price, then the Transferor shall fully and fairly disclose in writing to the Other Shareholder the principal terms and conditions of the Third Party's proposal to purchase the Sale Shares. The Other Shareholder shall have 30 days from the date of such written presentation to it (the "Presentation Date") to decide whether to purchase the Sale Shares at the Third Party Price and on the same terms and conditions offered by such Third Party (the "Third Party Proposal Terms"). If the Other Shareholder accepts the Third Party Proposal Terms in writing within 30 days of the Presentation Date, then the Transferor shall be bound to transfer the Sale Shares to the Other Shareholder pursuant to the provisions of paragraph (viii) above. If the Other Shareholder fails to accept such offer to purchase the Sale Shares within the said 30 days from the Presentation Date, then the Transferor shall be entitled during the 3 months following the expiry of the said 30 day period, to transfer the Sale Shares to such Third Party and at any price not being less than the Third Party Price and on any terms and conditions not more favourable to the Third Party than the Third Party Proposal Terms.


(xi) Notwithstanding anything in the foregoing paragraphs but subject to paragraph (C) below, a Shareholder being a company may transfer all or any part of its shares to any of its related corporations (the "Transferee Corporations"). It shall be a condition precedent to the right of such Shareholder to transfer shares to the Transferee Corporation that such Shareholder and the Transferee Corporation both execute, in such form as may be reasonably required and agreed between the other Shareholder, a deed of undertaking under which such
        Shareholder undertakes to repurchase, and the Transferee Corporation undertakes to sell, all the shares held by the Transferee Corporation in the capital of the Company in the event that the Transferee Corporation ceases to be a related corporation of such Shareholder.

(B)     Moratorium on Transfer

        Notwithstanding anything contained in this Agreement or the Articles but subject to clause 2(ii), no Shareholder shall transfer all or any part of its shares in the capital of the Company to any person within a period of 30 months from the 28 August 96 unless with the prior written consent of the other Shareholder.

(C)     Supplementary Provisions

        It shall be a condition precedent to the right of any Shareholder to transfer shares in the capital of the Company that the purchaser or transferee (if not already bound by the provisions of this Agreement) executes in such form as may be reasonably required by and agreed between the other Shareholder a deed of ratification and accession under which the purchaser or transferee shall agree to be bound by and shall be entitled to be the benefit of this Agreement as if an original party hereto in place of or in addition to the transferring Shareholder (as the case may be).

7.      FINANCE

(A)     Shareholders' Loans

(i) The Shareholders shall provide to the Company, in proportion to their respective shareholdings in the Company, an aggregate sum up to the Specified Sum by way of unsecured shareholders' loans, on the terms and conditions set out in Schedule 3.

(ii) In fulfilment of their obligations under paragraph (i) above, SCA and SPM shall each deposit the following percentages of the Specified Sum (base on the Exchange Rates on the following dates) at the following dates into the Company's bank accounts:-

        Date          SPM                                  SCA
        ----          ---                                  ---
        5 September 96 50.1% X (50% of Specified Sum)      49.9% X (50% of [ZW]
Specified Sum)

        1 October 96  50.1% X (25% of Specified Sum)       49.9% X (25% of [ZW]
Specified Sum)

        1 November 96 50.1% X (25% of Specified Sum)       49.9% X (25% of [ZW]
Specified Sum)



        SCA will deposit the S$ equivalent of the Specified Sum into the Company's bank account with the Development Bank of Singapore, Towner Road Branch, Account No. 025-011-826-0. SPM will deposit the US$ equivalent of the Specified Sum into the Company's US$ bank account with the said bank, Account No. 0099-319-049-581.

        Thereafter, the Shareholders shall have fulfilled their obligations under paragraph (i) above. The Company shall be entitled to draw on the Shareholders' loans as and when the same are deposited into its account, as working capital.

(iii) If the Company requires further working capital, either party may provide further loans to the Company at an interest rate of 15% per annum. Such loans shall have a priority of payment over loans referred to in paragraph (i) above.

(iv) All Shareholders' loans shall be repaid by the Company in Singapore dollars.

(B)     Third Party Loans

        Additional financing requirements as the Company may require from time to time may, in addition to clause 7(A)(ii), be raised by way of loan, debenture, mortgage or in such other manner as the Shareholders may agree and such financing requirements shall be procured, wherever possible, without any additional security by way of guarantee or otherwise from the Shareholders. In the event that any such guarantee is required in order to secure financing requirements for the Company, the Shareholders shall provide the same. The legal costs incurred by the shareholders in providing any such guarantee shall be borne by the Company.

(C)     Proportionate Liability

(i) As a separate and independent covenant, Shareholders agree with each other that the aggregate amount of any liability arising under guarantees, indemnities and covenants given to any bank or other financial institution at any time during the term of this Agreement by any Shareholder to secure the indebtedness and obligations of the Company to such bank or financial institution shall be borne between the Shareholders in proportion to the respective shareholdings in the Company. Any legal and other costs which a Shareholder may be ordered to pay or otherwise incurs in any action brought to enforce any such guarantees, indemnities or covenants shall similarly be borne by the other Shareholder in proportion to the their respective shareholdings in the Company.

(ii) Paragraph (i) above shall apply irrespective of whether or not the Shareholders are liable as co-sureties to the creditor enforcing the relevant guarantee, indemnity or covenant and whether or not they are liable jointly and/or severally and by the same or different instruments.


8.      FUTURE ACTIVITIES

(A)     Non-Competition

(i)     Save with the previous written consent of the other Shareholder:-

        (a) each of SCA and SPM hereby undertakes to the other that it will not, and will procure that each of its Related Parties and directors will not and;

        (b) SCA hereby undertakes to SPM that it will procure that its shareholders (with the exception of the Singapore Economic Development Board,
                                       14
               which may become a shareholder of SCA) and Excellent Scientific Instruments Pte Ltd will not;

        for so long as SCA or SPM, as the case may be, shall hold any shares in the issued share capital of the Company and for a period of 30 months from the date of transfer of the entirety of the relevant Shareholder's shares:-

        (aa) engage or be interested directly or indirectly (otherwise than by virtue of its interests as a shareholder of the Company) in the Business within the Territories; or

        (bb) solicit in the Territories in competition with the Business of the Company the custom of any person who is or has been at any time during the period it held any shares in the issued share capital of the Company, a customer of the Company; or

        (cc) solicit or entice away or attempt to solicit or entice away from the Company any person who is an officer, manager or employee of the Company whether or not such person would commit a breach of his contract of employment by reason of leaving such employment.

 (ii)   (a)    Save with the written previous consent of SPM, each of FG, XC and
               LBL undertakes to SPM that for so long as SCA shall hold any shares in the issued capital of the Company and for a period of 30 months from the date of the transfer of the entirety of SCA's shares he will not and;

        (b) save with the previous written consent of SCA, each of GR, AL and LJ undertakes to SCA and the Company that, for so long as they are employees of SPM or a wholly owned SPM subsidiary and SPM shall hold any shares in the issued share capital of the Company and, provided that they continue as employees of SPM or a wholly owned SPM subsidiary, for a period of 30 months from the date of transfer of the entirety of SPM's shares, he will not:-

               (aa) engage or be interested directly or indirectly (otherwise than by virtue of his interests as a shareholder of the Company) in the Business within the Territories; or

               (bb) solicit in the Territories in competition with the Business of the Company the custom of any person who is or has been at any time during the period SCA or SPM (as the case may be) held any shares in the issued share capital of the Company, a customer of the Company; or

               (cc) solicit or entice away or attempt to solicit or entice away from the Company any person who is an officer, manager or employee of the Company whether or not such person would commit a breach of his contract of employment by reason of leaving such employment; or

               (dd) cause or permit any person directly or indirectly under his Control to do any of the acts or things specified above.

        (iii) The obligations of each of FG, XC, LBL, GR, AL and LJ shall survive the termination of this Agreement.

        (iv) Notwithstanding any and all aspects of this clause 8, and the Agreement, SPM and its wholly owned subsidiary ASP shall be entitled to continue to compete to the extent that they are conducting business in any of the Territories on or before the date on which ISP's facility becomes operational.

(B)     Several Obligations

        Each and every obligation under sub-clause (A) above shall be treated as a separate obligation and shall be severally enforceable as such. In the event of any obligation or obligations being or becoming unenforceable in whole or in part such part or parts as are unenforceable shall be deleted from this clause and any such deletion shall not affect the enforceability of all such parts of this clause as remain not so deleted.

(C)     Modifications to Restrictions

        While each of the Shareholders acknowledges that the restrictions contained in sub-clause (a) above are reasonable in all the circumstances it is recognised that restrictions of the nature in question may fail for technical reason unforeseen and accordingly, it is hereby agreed and declared that if any of such restrictions shall be adjudged by a court of competent jurisdiction to be void as going beyond what is reasonable in all the circumstances for the protection of the interests of the Company but would be valid if part of the wording thereof were deleted or the periods thereof reduced or the range of activities or area dealt with thereby reduced in scope, the said restrictions shall apply with such modifications as may be necessary to make it valid and effective.

(D)     Company's obligations

        The  Company   shall   procure  that  its  key   employees   enter  into
        non-competition covenants similar to those stated in clause 8(A)(ii)(aa) to (dd) with the Company as part of their employment terms.


9.      RIGHT OF FIRST REFUSAL

(i) Save as provided in this clause, each of the Shareholders shall not, and shall procure and ensure that none of its Related Parties shall, make any Relevant Investment (as defined in paragraph (vi) below) unless such Shareholder or

        Related Party (as the case may be) shall have first complied with the provisions of this clause. It shall be the duty of each Shareholder to procure and ensure that any Related Party of such Shareholder who wishes to make any Relevant Investment shall comply with the provisions of paragraphs (ii) to (vii) below and a breach of such provisions by a Related Party of a Shareholder shall be deemed to be a breach by that Shareholder of such provisions.

(ii) In the event that any Shareholder or any of its Related Parties proposes to make any Relevant Investments (the "Proposing Party"), the Proposing Party shall first offer to the other Shareholder (the "Other Shareholder") the opportunity to participate in the Relevant Investment. The Proposing Party shall fully and fairly disclose in writing to the Other Shareholder the principal terms and conditions of the Relevant Investment. The Other Shareholder shall have 30 days from the date of such presentation in writing to it (the "Presentation Date") to decide whether to participate in the Relevant Investment. Any such participation shall be in one-half of the investment on the same terms and conditions as those applicable to the Proposing Party. If the Other Shareholder shall indicate to the Proposing Party an interest in considering a participation in the Relevant Investment, the Proposing Party and the Other Shareholder shall negotiate in good faith as to the terms of a definitive agreement between them in relation to such Relevant Investment.

(iii) If after the making of such disclosure in relation to any Relevant Investment, the Other Shareholder shall indicate in writing to the Proposing Party that it does not wish to participate therein or the Proposing Party and the Other Shareholder shall fail to agree upon the terms of and enter into legally binding documentation in relation to their participation in the Relevant Investment within 60 days from the Presentation Date, the Proposing Party shall be free, during the next succeeding 90 days, to make such Relevant Investment on substantially the same terms and conditions as those disclosed to the Other Shareholder without the participation of the Other Shareholder therein. The making of a Relevant Investment pursuant to this clause 9 by a Shareholder or its Related Party shall not be a violation by that Shareholder of clause 8 provided that the operation of the Relevant Investment restricts its solicitation of business to the Territory in which its plants are located.

(iv) If the Proposing Party and the Other Shareholder shall so agree, any such Relevant Investment may be taken up in its entirety by the Company.

(v) For the purposes of this clause, the expression "Relevant Investment" shall mean:-

        (a) the acquisition of any shares in or an interest in or the assets of any entity principally and primarily engaged or proposing to engage in the Business in, or in relation to, one or more of the Territories other than Singapore; or

        (b) the investment in or formation of any joint venture, partnership or other entity the purpose of which is to engage in the Business in, or in relation to, one or more of the Territories other than Singapore.

        provided, however, that the expression "Relevant Investment" shall not include any further acquisition of shares in, or assets of, or investment in any entity which itself was the subject of a Relevant
        Investment presented to the Other Shareholder in which the Other Shareholder declined or failed to participate.

(vi) Nothing in this Agreement shall be construed so as to prohibit the Proposing Party from owning, operating or investing in any business or entity of any nature or description, independently or with others, provided that (a) such business or entity shall not be carrying on the Business in Singapore (and regardless whether such business or entity shall be carrying on the Business in the other countries in the Territories) and (b) if such Proposing Party shall have complied with the provisions of this clause including those with regard to offering such investment opportunity to the Other Shareholder which shall have declined or failed to participate therein, or such operation or investment does not fall within the definition of a Relevant Investment as set out herein.

(vii) Any reference in this clause to a Proposing Party in any context, shall include a reference to any of its Related Parties and each Proposing Party shall be obliged to procure that each of its Related Party shall act accordingly.


10.     GENERAL OBLIGATIONS OF SHAREHOLDERS

        Each Shareholder shall take all steps necessary on its part to give full effect to the provisions of this Agreement and to procure (so far as it is able by the exercise of voting rights or otherwise so to do) that the Company and the Directors shall perform and observe the provisions of this Agreement.

11.     PREVALENCE OF AGREEMENT AND AMENDMENT OF THE ARTICLES

(i) In the event of any inconsistency or conflict between the provisions of this Agreement and the provisions of the Articles, the provisions of this Agreement shall as between the Shareholders prevail.

(ii) The Shareholders shall use their respective best endeavours to procure that new Articles in a form consistent in all respects with the terms of this Agreement are adopted by the Company as soon as reasonably practicable after the signing hereof.

12.     DURATION AND TERMINATION

(A)     Duration

        This Agreement shall take effect from the date hereof and continue thereafter without limit in point of time but, upon the transfer by any Shareholder of the entirety of its shares in the capital of the Company, it shall be released from all its obligations hereunder (other than under clauses 8 and 14) but, if at that time there are two or more Shareholders bound by the provisions of this Agreement, this Agreement shall continue in full force and effect as between the continuing Shareholders.

(B)     Termination

        The termination of this Agreement from any cause shall not release any Shareholder from any liability which at the time of termination has already accrued, or which thereafter may accrue and was related to the time period in which a Shareholder held its investment in ISP.

13.     DEFAULT

(A)     Remedy of Breach of Default

        Where a Shareholder fails to perform its obligations hereunder or to comply with the terms and conditions of this Agreement, the other Shareholder shall be at liberty to issue to the defaulting Shareholder a notice specifying the breach or default and, in the case of a breach or default capable of remedy, stipulating a period of not less than 30 days during which such breach or default shall be remedied or steps taken in pursuance thereof. For the purposes of this paragraph (A), a breach or default shall be considered capable of remedy if the defaulting Shareholder can comply with the term or condition in question in all respects other than as to the time of performance.

(B)     Disposal of Shares by Defaulting Shareholder

        In the event that a breach of this Agreement or a default by a Shareholder has been admitted or established following upon the failure of that defaulting Shareholder to comply with the terms of a notice under paragraph (A) above, the other Shareholder shall, without prejudice to any other rights and remedies such a Shareholder may have, be entitled by notice in writing to the defaulting Shareholder to require such defaulting Shareholder to dispose of all its shares in the Company and upon receipt of such notice, the defaulting Shareholder shall be bound to forthwith give a Transfer Notice in accordance with the provisions of clause 6(A)(iii) and the provisions of clause 6(A)(iii) to clause 6(A)(viii) shall apply mutatis mutandis to such disposal. The restriction on transfer of shares contained in Clause 6(B) and in the Articles shall not apply to such disposal.

(C)     Default by Shareholders

        In the event that :-

        (i)    any Shareholder shall become insolvent; or

        (ii)   a resolution is passed for the winding up of any Shareholder; or

        (iii) a proceeding has been instituted seeking a declaration that any Shareholder is bankrupt or insolvent or seeking bankruptcy, arrangement or composition with creditors, liquidation or the appointment of a trustee, receiver or liquidator or analogous procedure under any applicable law and such proceedings remain undismissed and unstayed for a period of 60 days or are being consented to by that Shareholder, then a breach of this Agreement or default shall have been committed by the Shareholder concerned and the provisions of paragraph (B) above shall apply mutatis mutandis as if a breach of this Agreement or default has been admitted or established.

14.     KNOWHOW, INTELLECTUAL PROPERTY AND CONFIDENTIAL INFORMATION

(A)     Knowhow and Intellectual Property

        (i) During the term of this Agreement, SPM shall cause ASP to grant to the Company an exclusive and irrevocable licence to use the Knowhow and Intellectual Property Rights which exist in the Knowhow (the "Licensed Property"), for the purpose of carrying on the Business in the Territories upon fair and reasonable terms and conditions, and subject to the terms in paragraphs (ii),
               (iii) and (iv) below (the "Intellectual Property License Agreement").

        (ii) The Intellectual Property License Agreement shall provide for an annual royalty based on the net sales of the Company as determined by the Auditors (the "Net Sales") and calculated as follows:-

               (aa) with effect from the date hereof to 31 December 1997, 0.5% of Net Sales; and

               (bb)   with effect from 1 January 1998, 1% of Net Sales;

               provided that when the aggregate amount of royalty accrues to a sum equivalent to US$1,000,000.00 the Intellectual Property License shall be royalty free.

        (iii) The Intellectual Property License Agreement shall provide for the royalties be payable by the Company in 16 equal quarterly instalments, without interest, only after:-

               (aa)   all shareholders' loans are repaid by the Company; and

               (bb) receipt of ASP's written notice specifying the due dates and amount of royalty payable.

       (iv) The Intellectual Property License Agreement shall also require the Company to grant, at the request of a Proposing Party under clause 9, a non-exclusive licence (but without the right to sub-license) to the Licensed Property to any entity which is the subject of a Relevant Investment proposal by such Proposing
               Party, (the "Relevant Investment Entity'), but only in the country or countries in which such Relevant Investment Entity establishes a facility utilizing the Licensed Property.

        (v) SPM warrants that ASP has the power, right and authority to grant the aforesaid licence to the Company and that SPM has not received any notice or have any knowledge that the Licensed Property infringes the intellectual property rights or knowhow of third parties and no claims of such infringement have been made or are the subject of litigation actual or threatened.

        (vi) Where SPM ceases to be a Shareholder the Company shall be entitled to continue with the use of the Knowhow and Intellectual Property Rights which exist in the Knowhow on the same terms to enable the Company to continue the Business without interruption.

        (vii) Any and all Knowhow and Intellectual Property Rights throughout the world resulting from any work carried out exclusively by the Company or relating to an improvement to the products exclusively generated by the Company shall vest exclusively in the Company. The Company shall grant an irrevocable non-exclusive licence free of royalty or any other payment upon fair and reasonable terms without limit in time but excluding the power to grant sub-licences of such Intellectual Property Rights to ASP or any successor and any Proposing Party for the purpose of carrying out the Relevant Investments in accordance with the provisions of clause 9.

(B)     Communications Confidential

        All communications between the Company and the Shareholders or any of them and all information and other material supplied to or received by any of them from any one or more of the others which it either marked "confidential" or is by its nature intended to be exclusively for the knowledge of the recipient alone, or to be used by the recipient only for the benefit of the Company, any information concerning the business transactions or the financial arrangements, including without limitation, trade secrets, customer lists, know-how, designs, processes, drawings and specifications, of the Company or of the Shareholders or any of them, or of any person with whom any of them is in a confidential relationship with regard to the matter in question coming to the knowledge of the recipient shall be kept confidential by the recipient and shall be used by the recipient solely and exclusively for the benefit of the Company unless disclosure is required by law or unless or until any party can reasonably demonstrate that it is or part of it is, in the public domain through no act or default on the part of the recipient, its servants and/or agents, whereupon, to the extent that it is public, this obligation shall cease.

(C)     Indemnity

        The Shareholders shall indemnify each other from and against any loss, damages, charges, costs and expenses of whatever nature (including legal costs on a full indemnity basis) suffered or incurred by the other Shareholder arising from the breach of that Shareholder of any provision of this clause or the unauthorised use or disclosure of any Knowhow, Intellectual Property Rights or confidential information referred to in paragraphs (A) and (B) above by any director, employee, shareholder or Related Party of that Shareholder.

(D)     Shareholders' Obligations

        The Shareholders shall procure the observance of the abovementioned restrictions by the Company and shall take all reasonable steps to minimise the risk of disclosure of confidential information, by ensuring that only their employees and directors and those of the Company whose duties will require them to possess any of such information shall have access thereto, and that they shall be instructed to treat the same as confidential. The Shareholders shall in addition procure that such employees of the Company whose duties will require them to possess, or have access to, confidential information, shall sign confidentiality agreements with the Company respecting the confidentiality of such information.

(E)     Obligations to Continue

        The obligations contained in this clause shall endure, even after the termination of this Agreement, without limit in point of time except and until any confidential information enters the public domain as set out above.

15.     MANAGERIAL EXPERTISE

(i) SCA shall provide the necessary management and consultancy expertise to operate and manage the Business and may in its discretion second any number of its employees to the Company, the terms and condition of such secondment to be approved by the Board.

(ii) The Company shall pay management and consultancy fees the amount and payment date of which shall be determined by SCA provided that SPM's prior written consent is required if the management and consultancy fees charged exceed the amount of royalties accruing to ASP under the Intellectual Property License Agreement referred to under clause 14(A).

(iii) The management and consultancy fee shall be invoiced and payable after all Shareholders' loans are repaid and shall be paid in 16 equal quarterly instalments, but without interest, on such dates as SCA may in its discretion determine but in any event no earlier than the repayment dates for the

        Intellectual Property License Agreement.


16.     DIVIDEND DISTRIBUTION POLICY

        In respect of any financial year if all outstanding Shareholders' loans have been repaid in full, and if the Company has profits available for distribution within the meaning of the Act, the Shareholders shall procure that the maximum amount of dividends in cash shall be paid after taking into account the Company's capital and working capital requirements for the next financial year.

17      FURTHER UNDERTAKINGS

(A) The Company undertakes with each of the Shareholders to be bound by and comply with the terms and conditions of this Agreement insofar as the same relate to the Company and to act in all respects as contemplated by this Agreement.

(B) The Shareholders undertake with each other to exercise their powers in relation to the Company so as to ensure that the Company fully and promptly observes, performs and complies with its obligations under this Agreement.

18.     NO PARTNERSHIP

        The relationship between the Shareholders shall not constitute a partnership. No Shareholder has the power or the right to bind, commit or pledge the credit of the other Shareholder or the Company.

19.     INDULGENCE, WAIVER ETC.

        No failure on the part of any Shareholder to exercise and no delay on the part of any Shareholder in exercising any right hereunder will operate as a release or waiver thereof, nor will any single or partial exercise of any right under this Agreement preclude any other or further exercise of it. The rights and remedies provided in this Agreement are cumulative and not exclusive of any right or remedy provided by law.

20.     COSTS

        Each of the Shareholders shall bear its own legal and other professional costs and expenses incurred by it in the negotiation and preparation of this Agreement. To the extent legally permissible the Shareholders shall cause the Company to bear such costs related to the formation of the Company as shall be mutually agreed between the Shareholders.

21.     COUNTERPARTS

        This Agreement may be entered into in any number of counterparts, all of which taken together shall constitute one and the same instrument. Any party may enter into this Agreement by signing any such counterpart.

22.     NOTICES AND GENERAL

(A)     Notices

        All notices, demands or other communications required or permitted to be given or made hereunder shall be in writing and delivered personally or by overseas courier or sent by prepaid registered post (by air-mail if to or from an address outside Singapore) with recorded delivery, or by facsimile transmission addressed to the intended recipient thereof at its address or at its facsimile number set out in this Agreement (or to such other address or facsimile number as a party to this Agreement may from time to time duly notify the others in writing). Any such notice, demand or communication shall be deemed to have been served (if delivered personally or given or made by facsimile) immediately or (if given or made by letter or by overseas courier) 96 hours after posting or delivery to the courier or (if made or given by air-mail) ten days after posting and in proving the same it shall be sufficient to show that the envelope containing the same was duly addressed, stamped and posted. The addresses and facsimile numbers of the parties hereto for the purpose of this Agreement are:-


               Semiconductor Alliance Pte Ltd
               135 Middle Road #05-13/14
               Singapore 188975
               Facsimile Number: 3385633

               Semiconductor Packaging Materials Co., Inc.
               431 Fayette Avenue, Mamaroneck, N.Y. 10543
               U.S.A
               Facsimile Number: 914-698-5386

               International Semiconductor Products Pte Ltd

               135 Middle Road #05-13/14
               Singapore 188975
               Facsimile Number:3385633

               Freddy Goh Hin Choon

               Blk 202, Clementi Avenue 6, #05-63
               Singapore 120202

               Xavier Chong Fook Choy

               Blk 96, Lorong 3, Toa Payoh, #01-48

               Singapore 310096

               Lee Boon Leng

               Blk 868, Woodlands St. 83, #02-341
               Singapore 730868

               Gilbert Raker/Andrew Lozyniak/Leonard Johnson

               c/o Semiconductor Packaging Materials Co. Inc., 431 Fayette Avenue, Mamaroneck, New York 10543, U.S.A.

(B)     Remedies

        No remedy conferred by any of the provisions of this Agreement is intended to be exclusive of any other remedy which is otherwise available at law, in equity, by statute or otherwise, and each and every other remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law, in equity, by statute or otherwise. The election of any one or more of such remedies by any of the Shareholders shall not constitute a waiver by such Shareholder of the right to pursue any other available remedies.

(C)     Severance

        If any provision of this Agreement or any part thereof is rendered void, illegal or unenforceable by any legislation to which it is subject, it shall be rendered void, illegal or unenforceable to that extent and it shall in no way affect or prejudice the enforceability of the remainder of such provision or the provisions of this Agreement.

(D)     Entire Agreement

        This Agreement embodies all the terms and conditions agreed upon between the Shareholders as to the subject matter of this Agreement and supersedes and cancels in all respects all previous agreements and undertakings, if any, between the Shareholders with respect to the subject matter hereof, whether such be written or oral. Any amendment to or variation of this Agreement shall be effective only if it is in writing and duly signed and confirmed in writing by the authorised representative of each Shareholder.

(E)     Governing Law and Dispute Resolution

(i) This Agreement shall be governed by, and construed in accordance with the laws of Singapore. Any dispute arising out of or in connection with this Agreement, including any question regarding its existence, validity or termination, shall be referred to and finally resolved by arbitration in Singapore in accordance with the Rules of the Singapore International Arbitration Centre.

(ii) The winning party to the arbitration shall be awarded costs of the arbitration, such costs such include reimbursement of reasonable costs of carrying on the arbitration including costs of travel, accommodation and related expenses necessary for that party's personnel and professionals to arbitrate the issues.

                                   SCHEDULE 1
                                 The Territories

Territories currently constituting:-

1.      Bangladesh, People's Republic of
2.      Bhutan
3.      Brunei Darussalam Negara
4.      Cambodia, People's Republic of
5.      China, People's Republic of
6.      Hong Kong
7.      India, Republic of
8.      Indonesia, Republic of
9.      Korea, Democratic People's Republic of (North Korea)
10.     Korea, Republic of (South Korea)
11.     Laos, People's Democratic Republic
12.     Malaysia
13.     Pakistan, Islamic Republic of
14.     Philippines, Republic of the
15.     Singapore, Republic of
16.     Sri Lanka, Democratic Socialist Republic of
17.     Taiwan (Republic of China)
18.     Thailand, Kingdom of
19.     Vietnam, Socialist Republic of

                                   SCHEDULE 2

                      Managing Director's Service Agreement

        An Agreement made the         day of August 1996

BETWEEN

(A) INTERNATIONAL SEMICONDUCTOR PRODUCTS PTE LTD, a company incorporated in Singapore with its registered office at 135 Middle Road, #05-13/14,
        Bylands Building, Singapore (188975), Facsimile No.       , (hereinafter
        called the "Company") of the one part; and

(B) DR. FREDDY GOH HIN CHOON of Blk 202, Clementi Avenue 6, #05-63, Singapore (120202) (hereinafter called the "Managing Director") of the other part.

        WHEREBY IT IS AGREED as follows:-


        TERM OF EMPLOYMENT

1. The Company shall employ Freddy Goh Hin Choon and he shall serve the Company as Managing Director of the Company and subject to the provision for determination of this agreement hereinafter contained, such employment shall be for a period of 5 years 4 months commencing on the 1st day of September 1996 until the 31st day of December 2001 and shall continue thereafter unless and until this agreement shall be determined by either party hereto giving to the other 3 months' notice in writing of such intended determination (or pay in lieu of such notice), such notice to expire on the day after the end of the said period.

        DUTIES

2.      As managing director of the Company the Managing Director shall:-

(a) undertake such duties and exercise such powers in relation to the Company and its business as the Board of Directors of the Company (hereinafter referred to as the "Board") shall from time to time assign to or vest in him;

(b) in the discharge of such duties and in the exercise of such powers observe and comply with all resolutions, regulations and directions from time to time made or given by the Board; and

(c) devote substantially the whole of his time and attention during business hours to the discharge of his duties hereunder.

        NON-DISCLOSURE OF TRADE SECRETS

3. The Managing Director shall not, except as authorised or required by his duties, reveal to any person or company any of the trade secrets, secret or confidential operations, processes or dealings or any information concerning the organisation, business, finances, transactions or affairs of the Company or any subsidiary company of the Company (if any) which may come to his knowledge during his employment hereunder and shall keep with complete secrecy, all confidential information entrusted to him and shall not use or attempt to use any such information in any manner which may injure or cause loss either directly or indirectly to the Company or its business or may be likely so to do. This restriction shall cease to apply to information or knowledge which may come into the public domain, except through the default of the Managing Director.


        KEEPING OF NOTES, ETC. DURING EMPLOYMENT

4. The Managing Director shall not during the continuance of this agreement make otherwise than for the benefit of the Company any notes or memoranda relating to any matter within the scope of the business of the Company or concerning any of its dealings or affairs nor shall the Managing Director either during the continuance of this agreement or afterwards use or permit to be used any such notes or memoranda otherwise than for the benefit of the Company it being the intention of the parties hereto that all such notes or memoranda made by the Managing Director shall be the property of the Company and left at its registered office upon the termination of the Managing Director's employment hereunder.


        MANAGING DIRECTOR'S DUTY TO DISCLOSE PATENTS, ETC.

5.1 Any discovery or invention or secret process or improvement in procedure made or discovered by the Managing Director while in the service of the Company, in connection with or in any way affecting or relating to the business of the Company or any subsidiary company of the Company (if any) or capable of being used or adapted for use therein or in connection therewith shall forthwith be disclosed to the Company and shall belong to and be the absolute property of the Company or any such subsidiary company as the Company may nominate for the purpose.

5.2 The Managing Director if and whenever required so to do (whether during or after the termination of his appointment) shall at the expense of the Company or its nominee apply or join in applying for letters patent or other similar protection for any such discovery, invention, process or improvement as aforesaid and execute all instruments and do all things necessary for vesting the said letters patent or other similar protection when obtained and all right and title to and interest in the same in the Company (or its nominee) absolutely and as sole beneficial owner or in such other person as the Company may require.

        SALARY

6. Subject as hereinafter provided the Company shall pay to the Managing Director during the continuance of his employment hereunder a salary at the following rates:-

        Date:                                      Salary
        -----                                      ------
1.      1.9.96 to 31.12.96                         S$7,500.00 per month

2.      1.1.97 to 31.12.9                          S$8,000.00 per month

3.      1.1.98 to 31.12.98                         S$8,600.00 per month

4.      1.1.99 to 31.12.99                         S$9,200.00 per month

5.      1.1.2000 to 31.12.2000                     S$10,000.00 per month

6.      1.1.2001 to 31.12.2001                     S$10,800.00 per month



The salary shall be payable in arrears on the last day of each month.

        BONUS

7.1     The  Managing  Director  shall be entitled to an National  Wage  Counsel
(NWC) 13th month wage supplement every financial year (as the term is defined in clause 8.1).

7.2 The Managing Director shall also be entitled, depending on the performance of the Company, to a variable bonus of between 1 to 3 months' salary every financial year or portion thereof ending on 31 December) subject to the Board's approval. The Board may further award additional variable bonus of up to 2 months' salary.


PROFIT SHARING

8.1 By way of further remuneration in respect of every financial year during the continuance of the employment of the Managing Director hereunder, the Managing Director shall be entitled to profit sharing on the Net Profit of the Company based on the % Return on Investment of the Company and its subsidiaries (if any) in accordance with the following rates:-


        % Return on Investment                     Percentage of Net Profit to [ZW]
be given
        ---------------------                      [ZW]
------------------------------------

               10% - 15%                                 10%

              >15% - 20%                                 9%



             >20% - 25%                                 8%

             >25% - 50%                                 7%

             >50% - 75%                                 6%

             >75%                                       5%




where:-

        "Net Profit" of the Company means the profits shown by the audited consolidated profit and loss accounts of the Company and its subsidiaries (if any) for the relevant financial year with the following adjustments unless already taken into account in such profit and loss accounts:-

        (a)    after   deducting   all  expenses  of  the   Company,   including
               depreciation, interest and employees and managerial bonuses, but excluding profit sharing under this clause 8.1;

        (b) after deducting income tax on profits (including corporation tax and any similar or additional or substituted tax);

        (c) without taking into account profits and losses of a capital nature arising on a disposal of fixed assets, investments, plant or any other property of the Company or of any subsidiary company of the Company (if any);

        (d) after deducting such part of the profits or adding back such part of the losses (as the case may be) of any subsidiary company (if any) as shall be proportionate to such part (if any) of such subsidiary as shall not be in the ownership of the Company or of any subsidiary company of the Company on the last day of such financial year; and

        (e) after making any further adjustments which the auditors of the Company shall consider fair and reasonable or as may be agreed.


        "% Return on Investment" means the rate of return of shareholders' investment (consisting of share capital contribution and unsecured shareholders' loans) in the Company and shall be calculated as follows:-

        % Return on Investment = (Net Profit) / (total shareholders' investment) X 100.

        "financial year" means a year or other period for which the Company's accounts are made up ending on 31 December.


8.2 The said profit sharing shall be paid not later than fourteen days after the accounts for the relevant financial year have been made up and audited and the certificate of the said auditors as to the amount of the said profit sharing for any financial year (or part thereof) shall be conclusive and binding.

8.3 Unless the Managing Director is terminated for cause, with respect to any period of the Managing Director's appointment embracing only part of a financial year, the Company shall pay to the Managing Director for every week or part thereof such period a bonus and/or profit sharing entitlement equal to one fifty second part of the bonus and/or profit sharing entitlement which would have been payable hereunder if he had served the Company during the whole of the financial year.


        MAXIMUM REMUNERATION

9.      The  maximum  remuneration  payable  to  the  Managing  Director  for  a
financial   year,   under   this   agreement,   shall  not  exceed  the  sum  of
S$1,000,000.00.

        PROVISION OF MOTOR CAR

10. The Company shall provide and maintain for the sole use of the Managing Director a motor car and shall pay all reasonable expenses in connection with such use of such motor car (including without limitation, road tax, service, repairs and maintenance, insurance and cost of petrol), such vehicle to be changed from time to time in accordance with the Company's policy regarding vehicle replacements.


        EXPENSES

11. The Managing Director shall be reimbursed all travelling hotel and other out-of-pocket expenses reasonably incurred by him in or about the discharge of his duties hereunder.


        ANNUAL LEAVE

12.1 The Managing Director shall be entitled to 21 days' annual leave, exclusive of statutory and public holidays in each calendar year.

12.2 The Managing Director shall be entitled to 60 days hospitalisation and medical leave each calendar year.


        TERMINATION OF AGREEMENT

13.1 This agreement may be terminated forthwith by the Company without prior notice if the Managing Director shall at any time:-

(a) commit any serious or persistent breach of any of the provisions herein contained;

(b) be guilty of any grave misconduct or wilful neglect in the discharge of his duties hereunder;

(c) become bankrupt or make any arrangements or composition with his creditors; or

(d) become permanently incapacitated by accident or ill-health from performing his duties under this agreement and for the purposes of this sub-clause, incapacity for six consecutive months in any period of twelve calender months shall be deemed to be permanent incapacity.

13.2 If the Managing Director shall cease to be a director of the Company this agreement shall thereupon automatically terminate. If such cessation shall be caused by any act or omission of either party without the consent concurrence or complicity of the other such act or omission shall be deemed a breach of this agreement and determination hereunder shall be without prejudice to any claim for damages in respect of such breach.

13.3 The Company may terminate this agreement by giving the Managing Director 3 months' prior written notice or 3 months' salary in lieu thereof provided that all shareholders of the Company agree to the termination pursuant to this clause
13.3. In addition, the Managing Director shall be entitled to compensation in the sum equivalent to 9 months' salary if this agreement is terminated pursuant to this clause 13.3.

13.4 The Managing Director may terminate this agreement by giving to the Company 3 months' prior written notice.

13.5 Upon the termination of this agreement for whatsoever reason the Managing Director shall upon the request of the Company resign from office as a Managing Director of the Company and from all offices held by him in any subsidiary.


        RESTRICTIVE COVENANTS; INTERPRETATION


14 Save with the previous consent of the Company, the Managing Director will not whilst acting as Managing Director and for a period of 30 months thereafter:-

        (a) engage or be interested directly or indirectly (otherwise than by virtue of his interests as a shareholder of the Company) in any business which is in competition with the business of the Company within Singapore; or

        (b) solicit in Singapore in competition with the business of the Company the custom of any person, firm or company who is or has been at any time during the period it held any shares in the issued share capital of the

               Company, a customer of the Company;

        (c) solicit or entice away or attempt to solicit or entice away from the Company any person who is an officer, manager or employee of the Company whether or not such person would commit a breach of his contract of employment by reason of leaving such employment; or

        (d) cause or permit any person directly or indirectly under his control to do any of the acts and things specified above (and for the purpose of this clause, "control" means the possession by one person, directly or indirectly through one or more intermediaries, of the power to direct or cause the direction of the management or policies of another person; with respect to a corporation such power may be evidenced by the right to exercise, directly or indirectly, more than 50% of the voting rights attributable to the shares or interest of such corporation, partnership or other body corporate).

(iii) Each of the undertakings in paragraphs (a), (b) and (c) above shall be treated as independent of the other undertakings so that, if one or more is held to be invalid as an unreasonable restraint of trade or for any other reason, the remaining undertakings shall be valid to the extent that they are not affected.

(iv) Whilst the undertakings in paragraphs (i) and (ii) above are considered by all parties to be reasonable in all circumstances, if one or more is held invalid as an unreasonable restraint of trade or for any other reason but would have been held valid if part of the wording had been deleted, the period reduced or the range of activities or area dealt with reduced in scope, the undertakings shall apply with such modifications as may be necessary to make them valid.



        SERVICE OF NOTICES

15. All notices, demands or other communications required or permitted to be given or made under this agreement shall be in writing and delivered personally or sent by prepaid registered post (by air-mail if to or from an address outside Singapore) with recorded delivery, or by fax addressed to the intended recipient thereof at his address or fax number set out in this agreement (or to such other address or fax number as either party may from time to time duly notify the other) Any such notice, demand or communication shall be deemed to have been duly served (if given or made by fax) on the day of despatch or (if given or made by letter) 48 hours after posting or (if made or given to or from an address outside Singapore) 10 days after posting and in proving the same it shall be sufficient to show that the envelope containing the same was duly addressed, stamped and posted.


        EFFECT OF TERMINATION ON UNDERTAKINGS

16. The expiration or termination of this agreement howsoever arising shall not affect such of the provisions hereof as are expressed to operate or have effect thereafter and shall be without prejudice to any right of action already accrued to either party in respect of any breach of this agreement by the other party.


        GOVERNING LAW

17. This agreement shall be governed by and construed in accordance with the laws of Singapore. Each of the parties hereto hereby irrevocably and unconditionally submits to the non-exclusive jurisdiction of the Courts of Singapore for all purposes in relation to this agreement.


        IN WITNESS WHEREOF this agreement has been entered into on the day and year first above written.

Signed by                                        )
for and on behalf of INTERNATIONAL SEMICONDUCTOR )
PRODUCTS PTE LTD in the presence of :-           )


Signed by DR. FREDDY GOH HIN CHOON               )
in the presence of:-                             )

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                                   SCHEDULE 3

                    Terms And Conditions Of Shareholder Loans


The following terms and conditions shall apply in respect of the loans referred to in clause 7(A) (each a "Shareholder Loan").

1.      Proportionality

        Shareholder Loans shall be provided by the Shareholders on the same time and on the same terms and conditions.

2.      Availability

        Shareholder Loans shall be provided to the Company at such time or times during the term of this Agreement and in such amounts as are set out in clause 7(A)(ii) of the Agreement. No Shareholder Loan repaid by the Company shall be available for re-drawing.

3.      Ranking

        All Shareholder Loans shall constitute unsecured obligations of the Company which rank pari passu with all other unsecured obligations of the Company. All Shareholder Loans shall be designated in Singapore Dollars and shall be repayable in such currency unless the Shareholders decide otherwise.

4.      Interest

        Save as provided in clause 7(A)(iii) of the Agreement, no interest shall be payable in respect of any Shareholder Loans, unless the Shareholders unanimously decide otherwise.

5.      Repayment

        The Shareholder Loans shall be repayable on the occurrence of the earlier of the following dates (and not otherwise) :-

        (a) the date on which an order shall be made or a resolution shall be passed (whichever shall first occur) for the winding-up or dissolution of the Company.

        (b) the date on which the Board shall have determined, in its absolute discretion, such Shareholder Loans or any part thereof shall be repayable provided, however, that the Board shall make such determination in respect of Shareholder Loans only on a proportionate

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               basis as between the Shareholders.

6.      Transferability

        (a) No amount of Shareholder Loans may be transferred except in accordance with the following provisions.

        (b) If any of the Shareholders (a "Transferor") shall at any time hereafter sell, transfer or otherwise dispose of any shares it holds in the capital of the Company ("a Disposal"), such Transferor on the occasion of any such Disposal shall be entitled and obliged to transfer to the party to whom it shall make such disposal of such shares a proportion of the Shareholder Loans held by it equal to the proportion which the number of shares the subject of such Disposal shall bear to the aggregate number of such shares held by the Transferor immediately prior to such Disposal.

        (c) Each of the Shareholders agree that the restrictions set out in paragraph (a) and (b) above shall fully and effectively bind it in respect of all of the shares at any time held by it in the capital of the Company in addition of its obligations under the Articles and that also it will not make any Disposal of any such shares to any person unless prior thereto such Shareholder and the person to whom such Disposal is proposed to be made (the "Transferee") shall be entered into a legally binding commitment (in form and content to the reasonable satisfaction of the other Shareholders) to the effect that the Transferee shall be fully and effectively bound by the restrictions set out in this Clause in respect of all shares held or to be held by it in the capital of the Company at any time in the same manner as if it had been an original party hereto (without prejudice to such obligations of the Transferor in respect of any shares in the capital of the Company retained by it).

7.      Register

        The Company shall maintain a register of the holders of Shareholder Loans and the amount of Shareholder Loans held by them and details of any permitted transfers thereof. Unless otherwise specifically agreed by the Company in any particular case, the Company shall be entitled to treat the persons registered as the holders of Shareholder Loans as the absolute owners thereof to such persons or at their order without any obligation to make any enquiry of any nature.

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                                   SCHEDULE 4

SCA directors/shareholders/officers:-


1. Freddy Goh Hin Choon of Blk 202, Clementi Avenue 6, #05-63, Singapore (120202) (referred to as "FG" in the Agreement);

2. Xavier Chong Fook Choy of Blk 96, Lorong 3, Toa Payoh, #01-48, Singapore 310096, (referred to as "XC" in the Agreement);

3. Lee Boon Leng of Blk 868, Woodlands St 83, #02-341, Singapore 730868, (referred to as "LBL" in the Agreement");


SPM and/or ASP directors/shareholders/officers:-


4. Gilbert Raker c/o Semiconductor Packaging Materials Co. Inc., 431 Fayette Avenue, Mamaroneck, New York 10543, U.S.A., (referred to as "GR" in the Agreement);

5. Andrew Lozyniak c/o Semiconductor Packaging Materials Co. Inc., 431 Fayette Avenue, Mamaroneck, New York 10543, U.S.A., (referred to as "AL") in the Agreement; and

6.      Leonard  Johnson c/o  Semiconductor  Packaging  Materials Co. Inc.,  431
        Fayette Avenue, Mamaroneck, New York 10543, U.S.A., (referred to as "LJ") in the Agreement.

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


        IN WITNESS WHEREOF this Agreement has been entered into on the date stated at the beginning.


Signed by Xavier Chong Fook Choy        )
for and on behalf of                    )    XAVIER CHONG FOOK CHOY
Semiconductor Alliance Pte Ltd          )
in the presence of:-                    )

                    CHAN YUEN LENG
                    Chan Yuen Leng
                 Advocate & Solicitor
                      Singapore

Signed by Gilbert D. Raker              )
for and on behalf of                    )    GILBERT D. RAKER
Semiconductor Packaging                 )
Materials Co. Inc. in the presence of:- )


              MAXINE BARR
     Notary Public, State of New York
             No. 4699017
     Qualified in Westchester County
       Commission Expires 3/30/97
              MAXINE BARR




Signed by Freddy Goh Hin Choon          )
for and on behalf of International      )    FREDDY GOH HIN CHOON
Semiconductor Products Pte Ltd          )
in the presence of:-                    )

                    CHAN YUEN LENG
                    Chan Yuen Leng
                 Advocate & Solicitor
                      Singapore

Signed by Freddy Goh Hin Choon in       )    FREDDY GOH HIN CHOON
the presence of:-                       )

                    CHAN YUEN LENG
                    Chan Yuen Leng
                 Advocate & Solicitor
                      Singapore

Signed by Xavier Chong Fook Choy        )    XAVIER CHONG FOOK CHOY
in the presence of:-                    )

                    CHAN YUEN LENG
                    Chan Yuen Leng
                 Advocate & Solicitor
                      Singapore

Signed by Lee Boon Leng                 )    LEE BOON LENG
in the presence of:-                    )

                    CHAN YUEN LENG
                    Chan Yuen Leng
                 Advocate & Solicitor
                      Singapore

Signed by Gilbert D. Raker              )    GILBERT D. RAKER
in the presence of:-                    )

              MAXINE BARR
     Notary Public, State of New York
             No. 4699017
     Qualified in Westchester County
        Commission Expires 3/30/97
               MAXINE BARR



Signed by Andrew Lozyniak               )    ANDREW LOZYNIAK
in the presence of:-                    )

          MAXINE BARR
  Notary Public, State of New York
          No. 4699017
  Qualified in Westchester County
    Commission Expires 3/30/97
          MAXINE BARR


Signed by Leonard Johnson               )    LEONARD JOHNSON
in the presence of:-                    )

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